Exhibit 4.4

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO GOOD TECHNOLOGY CORPORATION, A DELAWARE CORPORATION (THE “ISSUER”), THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL WARRANT WITHIN THE MEANING OF THE WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

GOOD TECHNOLOGY CORPORATION

No.

CUSIP No. [            ]

NUMBER OF WARRANTS: [            ] Warrants, subject to adjustment as described in the Warrant Agreement dated as of September 30, 2014 between Good Technology Corporation, a Delaware corporation, and U.S. Bank National Association, as Warrant Agent (the “Warrant Agreement”), each of which is exercisable for one share of Common Stock.

EXERCISE PRICE: Initially, $4.92 per Warrant, subject to adjustment as described in the Warrant Agreement.

FORM OF PAYMENT OF EXERCISE PRICE: Net Share Settlement.

FORM OF SETTLEMENT: Upon exercise of any Warrants represented hereby, the Warrantholder shall be entitled to receive, at the Warrantholder’s election, without any payment therefor, a number of shares of Common Stock equal to the Net Share Amount, together with Cash in lieu of any fractional shares or fractional Warrants, in each case, as described in the Warrant Agreement.

DATES OF EXERCISE: At any time, and from time to time, prior to 5:00 p.m., New York City time, on the Expiration Date, the Warrantholder shall be entitled to exercise all Warrants then represented hereby and outstanding (which may include fractional Warrants) or any portion thereof (which shall not include any fractional Warrants).

PROCEDURE FOR EXERCISE: Warrants may be exercised by (a) in the case of a Certificated Warrant, surrendering the Warrant Certificate evidencing such Warrant at the principal office of the Warrant Agent (or successor warrant agent), with the Exercise Notice set forth on the reverse of the Warrant Certificate duly completed and executed, together with any applicable transfer taxes, or (b) in the case of a Global Warrant, complying with the procedures established by the Depositary for the exercise of Warrants.

EXPIRATION DATE: The earlier of September 30, 2018, the Cut-Off Date with respect to any redemption pursuant to Article 4 of the Warrant Agreement, and the deemed exercise of the Warrant pursuant to a Pre-Qualified IPO Change of Control Event pursuant to Section 5.08(e) of the Warrant Agreement.

This Warrant Certificate certifies that Cede & Co., or its registered assigns, is the Warrantholder of the Number of Warrants (the “Warrants”) specified above, as modified in Schedule A hereto, (such number subject to adjustment from time to time as described in the Warrant Agreement).

In connection with the exercise of any Warrants, the Company shall, or shall cause the Warrant Agent to, deliver to the exercising Warrantholder, on the applicable Settlement Date, for each Warrant exercised, a number of Shares of Common Stock equal to the Net Share Amount, together with Cash in lieu of any fractional shares or fractional Warrants as described in the Warrant Agreement.

Prior to the relevant Exercise Date as described more fully in the Warrant Agreement, Warrants will not entitle the Warrantholder to any of the rights of the holders of shares of Common Stock.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

This Warrant Certificate shall not be valid unless authenticated by the Warrant Agent.

In the event of any inconsistency between the Warrant Agreement and this Warrant Certificate, the Warrant Agreement shall govern.

IN WITNESS WHEREOF, Good Technology Corporation has caused this instrument to be duly executed.

Dated:

GOOD TECHNOLOGY CORPORATION

By:
Name: Title:

Attest

By:

Certificate of Authentication

These are the Warrants referred to in the above-mentioned Warrant Agreement.

Authenticated as of the date above written:

U.S. BANK NATIONAL ASSOCIATION, as Warrant Agent

By:
Authorized Officer

[FORM OF REVERSE OF WARRANT CERTIFICATE]

GOOD TECHNOLOGY CORPORATION

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to a Warrant Agreement, dated as of September 30, 2014 (the “Warrant Agreement”), between the Company and U.S. Bank National Association (the “Warrant Agent”), and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions each Warrantholder consents by acceptance of this Warrant Certificate or a beneficial interest therein. Without limiting the foregoing, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement. A copy of the Warrant Agreement is on file at the Warrant Agent’s Office.

The Warrant Agreement and the terms of the Warrants are subject to amendment as provided in the Warrant Agreement.

This Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New York without regard to the conflicts of laws principles thereof.

SCHEDULE A

SCHEDULE OF INCREASES OR DECREASES IN WARRANTS

The initial Number of Warrants represented by this Global Warrant is $0.00. In accordance with the Warrant Agreement dated as of September 30, 2014 between the Company and U.S. Bank National Association, as Warrant Agent, the following increases or decreases in the Number of Warrants represented by this certificate have been made:

Date	Amount of increase in Number of Warrants evidenced by this Global Warrant	Amount of decrease in Number of Warrants evidenced by this Global Warrant	Number of Warrants evidenced by this Global Warrant following such decrease or increase	Signature of authorized signatory

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the Warrant(s) represented by this Certificate to:

Name, Address and Zip Code of Assignee

and irrevocably appoints
Name of Agent

as its agent to transfer this Warrant Certificate on the books of the Warrant Agent.

Date:

Name of Transferee

By:
Name: Title:

(Sign exactly as your name appears on the other side of this Certificate)

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.